                                                            EXHIBIT 99.1


        Consolidated Balance Sheet and Report of
        Independent Certified Public Accountants

           MOTORCAR PARTS & ACCESSORIES, INC.
                    AND SUBSIDIARIES

                     March 31, 2000

                                 C O N T E N T S



                                                                            PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...........................3


CONSOLIDATED FINANCIAL STATEMENT

      CONSOLIDATED BALANCE SHEET.............................................4

      NOTES TO CONSOLIDATED BALANCE SHEET....................................6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholders
Motorcar Parts & Accessories, Inc.


We have audited the accompanying consolidated balance sheet of Motorcar Parts & Accessories, Inc. and Subsidiaries as of March 31, 2000. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Motorcar Parts & Accessories, Inc. and Subsidiaries as of March 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note D, the Company changed its method of accounting for inventory.


/s/ Grant Thorton
--------------------
Grant Thorton

September 15, 2000
Los Angeles, California

                 Motorcar Parts & Accessories, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                 March 31, 2000



                        ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                         $   1,123,000
   Short term investments                                                  224,000
   Account receivables, net of allowance for doubtful accounts
      are core/warranty returns of $6,717,000                           15,263,000
   Inventory                                                            36,246,000
   Income tax refund receivable                                          1,173,000
   Prepaid expense and other current assets                                313,000
                                                                    ----------------
              Total current assets                                      54,342,000

PLANT AND EQUIPMENT, net                                                11,375,000

DEFERRED TAX ASSET                                                       3,250,000

INCOME TAX REFUND RECEIVABLE                                             2,486,000

OTHER ASSETS                                                               348,000
                                                                    ----------------

                                                                     $  71,801,000
                                                                    ================





         The accompanying notes are an integral part of this statement.

               Motorcar Parts & Accessories, Inc. and Subsidiaries
                     CONSOLIDATED BALANCE SHEET - CONTINUED
                                 March 31, 2000


      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                  $    9,502,000
   Accrued liabilities                                                    3,843,000
   Line of credit                                                        36,661,000
   Current portion of capital lease obligations                           1,106,000
                                                                    ----------------
              Total current liabilities                                  51,112,000

CAPITALIZED LEASE OBLIGATIONS, less current portion                       3,062,000

OTHER LONG-TERM LIABILITIES                                                 234,000

COMMITMENTS AND CONTINGENCIES                                                      -

SHAREHOLDERS' EQUITY:
   Preferred Stock, par value $.01 per share, 5,000,000 shares
    authorized; none issued                                                       -
   Series A Junior Participating Preferred Stock; no par value,
    20,000 shares authorized; none issued                                         -
   Common Stock, par value $.01 per share, 20,000,000 shares
    authorized; 6,460,455 shares issued and outstanding                      65,000
   Additional paid-in capital                                            51,097,000
   Accumulated other comprehensive loss                                     (95,000)
   Accumulated deficit                                                  (33,674,000)
                                                                    ----------------

              Total shareholders' equity                                 17,393,000
                                                                    ----------------

                                                                     $   71,801,000
                                                                    ===============



         The accompanying notes are an integral part of this statement.

               Motorcar Parts & Accessories, Inc. and Subsidiaries
                       NOTES TO CONSOLIDATED BALANCE SHEET
                                 March 31, 2000



NOTE A - COMPANY BACKGROUND

      Motorcar Parts & Accessories, Inc. and its subsidiaries (the "Company") remanufactures and distributes alternators and starters and assembles and distributes spark plug wire sets for the automotive aftermarket industry (replacement parts sold for use on vehicles after initial purchase). These automotive parts are sold to automotive retail chains and warehouse distributors throughout the United States.

      The Company obtains used alternator and starter kits, commonly known as cores, primarily from its customers (retailers) as trade-ins and by purchasing them from vendors (core brokers). The retailers grant credit to the consumer when the used part is returned to them, and the Company in turn provides a credit to the retailer upon return to the Company. These cores are an essential material needed for the remanufacturing operations. The Company has remanufacturing operations for alternators and starters in California, Singapore and Malaysia. Assembly operations for spark plug wire kits are performed in Tennessee.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      1. PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated balance sheet includes the accounts of Motorcar Parts & Accessories, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

      2. CASH EQUIVALENTS

      The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

      3. INVENTORY

      Inventory is stated at the lower of cost or market. Cost is determined by the average cost method, which approximates the first-in, first-out (FIFO) method. Market is determined by comparison to broker price lists.

               Motorcar Parts & Accessories, Inc. and Subsidiaries
                 NOTES TO CONSOLIDATED BALANCE SHEET - CONTINUED
                                 March 31, 2000



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      4. INCOME TAXES

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statement. The resulting asset or liability is adjusted to reflect changes in the tax laws as they occur. A valuation allowance is provided against deferred tax assets when their estimated realization is uncertain.

      5. DEPRECIATION AND AMORTIZATION

      Plant and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which range from three to ten years. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

      Accelerated depreciation methods are used for tax purposes. A provision for deferred income taxes relating to depreciation temporary differences has been recognized.

      6. FOREIGN CURRENCY TRANSLATION

      For financial reporting purposes, the functional currency of the foreign subsidiaries is the local currency. The assets and liabilities of foreign operations are translated at the exchange rate in effect at the balance sheet date. The accumulated foreign currency translation adjustment is presented as a component of other comprehensive income or loss.

      7. REVENUE RECOGNITION

      The Company recognizes revenue when performance by the Company is complete. For products shipped free-on-board ("FOB") shipping point, revenue is recognized on the date of shipment. For products shipped FOB destination, revenues are recognized two days after date of shipment. Revenue is recognized for the "unit value", representing the remanufacturing value-added portion, plus the "core value", representing the assigned value of the core if no trade-in is obtained.

      Trade-ins are recorded and a credit is issued upon receipt of cores from customers. An accrual for trade-ins authorized but not received is recorded at the balance sheet date.

               Motorcar Parts & Accessories, Inc. and Subsidiaries
                 NOTES TO CONSOLIDATED BALANCE SHEET - CONTINUED
                                 March 31, 2000



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      8. USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

      9. FINANCIAL INSTRUMENTS

      The carrying amounts of cash and cash equivalents, short-term investments, accounts receivable, accounts payable, accrued liabilities and debt approximate their fair value due to the short-term nature of these instruments. The carrying amounts of long-term receivables, capital lease obligations and other long-term liabilities approximate their fair value based on current rates for instruments with similar characteristics.

      10.STOCK-BASED COMPENSATION

      The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages, but does not require, companies to record compensation cost for stock-based employee compensation under a fair value based method. The Company has elected to continue to account for its stock-based employee compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees" and disclose the pro forma effects on net income and earnings per share had the fair value of such compensation been expensed. Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

      11.CREDIT RISK

      Substantially all of the Company's sales are to leading automotive parts retailers. Credit risk with respect to trade accounts receivable is limited due to the Company's credit evaluation process and the nature of its customers.

NOTE C - REALIZATION OF ASSETS

      The accompanying financial statement has been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has significant pending litigation and investigations (see Note M).

      Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company. This in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing, and to succeed in its future operations.

      Management has taken steps to revise its operations and financial requirements, which it believes are sufficient to provide the Company with the ability to continue in existence, maintain its financing and return to profitability. These plans include the consolidation of operations and reduction of costs. Management also has plans to terminate unprofitable product lines. Management believes that these changes will allow the Company to reduce its inventory levels, reduce manufacturing labor and overhead costs and eliminate low margin products.


NOTE D - INVENTORY

      For the year ended March 31, 2000, management adopted a new methodology for accounting for inventory. Management believes that the new methodology better reflects the economics of its business while providing a better measurement under generally accepted accounting principles. Under the Company's new accounting methodology, in recording core inventory at the lower of cost or market, the Company determines the market value based on comparisons to current core broker prices. Such values are normally less than the core value credited to customers' accounts when cores are returned to the Company as trade-ins. In prior years when the Company valued its inventory at the lower of cost or market, cost was determined using an average weighted cost method and the market value of cores was determined by the weighted average of the repurchase price of cores acquired from the Company's customers and the price of cores purchased from core brokers. Additionally, management reviews core inventory to identify excess quantities and maturing product lines. An allowance for obsolescence is provided to reduce the carrying (market) value of inventory to its estimated market value. As a result of these changes, inventories at March 31, 2000 were reduced by approximately $33 million.

               Motorcar Parts & Accessories, Inc. and Subsidiaries
                 NOTES TO CONSOLIDATED BALANCE SHEET - CONTINUED
                                 March 31, 2000



NOTE D - INVENTORY - Continued

      Inventory is comprised of the following:

         Raw materials and cores                                                  $24,393,000
         Work-in-process                                                            1,758,000
         Finished goods                                                            15,351,000
                                                                                ---------------
                                                                                   41,502,000
         Less - allowance for excess and obsolete inventory                        (5,256,000)
                                                                                ---------------

                                                                                  $36,246,000
                                                                                ===============



NOTE E - PLANT AND EQUIPMENT

      Plant and equipment, at cost, are summarized as follows as of March 31, 2000:

         Machinery and equipment                                                  $11,959,000
         Office equipment and fixtures                                              4,452,000
         Leasehold improvements                                                     2,373,000
                                                                                ---------------
                                                                                   18,784,000
         Less - accumulated depreciation and amortization                          (7,409,000)
                                                                                ---------------

                                                                                  $11,375,000
                                                                                ===============


NOTE F - CAPITAL LEASE OBLIGATIONS

      The Company leases various machinery and computer equipment under agreements accounted for as capital leases. The cost and accumulated amortization of capital lease assets included in plant and equipment was $5,744,000 and $1,731,000, respectively, at March 31, 2000.

      Future minimum lease payments at March 31, 2000 for the capital leases are as follows:

         YEAR ENDING MARCH 31,
         ----------------------
              2001                                                     $1,381,000
              2002                                                      1,381,000
              2003                                                      1,318,000
              2004                                                        693,000
              2005                                                         16,000
                                                                      -------------

              Total minimum lease payments                              4,789,000
              Less amount representing interest                          (621,000)
                                                                      -------------

              Present value of future minimum lease payments            4,168,000
              Less current maturities                                  (1,106,000)
                                                                      -------------

                                                                       $3,062,000
                                                                      =============


NOTE G - LINE OF CREDIT

      Pursuant to an agreement dated August 1, 1998, as amended on April 15, 1999 and restated on April 20, 2000, the Company has a revolving line of credit with a bank for a credit facility in an aggregate principal amount not exceeding $38 million up to June 30, 2000. The maximum credit facility is reduced to $37.25 million from July 1, 2000 to September 30, 2000, $36.25 million from October 1, 2000 to December 31, 2000, $35 million from January 1, 2001 to March 31, 2001 and $34 million from April 1, 2001 to April 30, 2001. Additional permanent reductions shall be made for 100 percent of the net proceeds from (i) the sale of assets outside the ordinary course of business, (ii) the issuance of any debt or equity issued by the Company, (iii) any insurance payments received (exclusive of Director's and officers' insurance in connection with that certain litigation pending against the Company identified as JOSEPH L. SHALANT, IRA ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED, PLAINTIFF VS. MOTORCAR PARTS AND ACCESSORIES, INC. ET AL, DEFENDANTS (SEE NOTE N), and
      (iv) all local, state or federal tax refunds received. The agreement is collateralized by a lien on substantially all of the Company's assets.

      The agreement expires on April 30, 2001 and provides for interest on borrowings at the bank's prime rate (9% at March 31, 2000) plus 1%. An annual commitment fee of .5% is due monthly on the unused portion of the line of credit. The agreement allows the Company to obtain from the bank letters of credit and banker's acceptances in an aggregate amount not exceeding $1,000,000.

      In connection with the restated credit agreement, the Company granted to the bank warrants to purchase 400,000 shares of the Company's common stock at $2.045 per share, subject to adjustment as defined in the warrant agreement.

      The credit agreement requires the Company to meet certain financial conditions, including maintenance of certain minimum tangible net worth, cash flow and profitability measures. In addition, the Company is required to comply with various non-financial covenants. The Company was not in compliance with various financial and non-financial covenants at March 31, 2000. Subsequent to year end, the Company and the bank executed a letter of intent that contemplated, among other things, a waiver of the events of default, the amendment of certain covenants, scheduled monthly mandatory reductions in the maximum principal amount under the line of credit to $33 million at March 31, 2001, and the extension of the due date for submission of audited annual financial statements covering the period through March 31, 2000. The Company has agreed to provide the bank by December 15, 2000 with a letter of intent by a third party lender for refinancing the loan.


NOTE H - ACCUMULATED OTHER COMPREHENSIVE LOSS

      Accumulated other comprehensive income consists of the following components:


         Foreign currency translation                           $(70,000)
         Unrealized losses on investments                        (25,000)
                                                              ------------

                                                                $(95,000)
                                                              ============


NOTE I - EMPLOYMENT AGREEMENTS AND BONUS PLAN

      The Company has employment agreements with key employees, expiring at various dates through January 1, 2004. The employment agreements provide for annual base salaries aggregating $850,000. In addition, some of these employees were granted options pursuant to the Company's stock option plans for the purchase of 130,000 shares of common stock at exercise prices ranging from $2.50 to $18.50 per share.

      One such employment agreement provides for the employee to receive an amount equal to three times the annual base salary of $300,000 if the employee voluntarily terminates the agreement for good reason. Good reason is defined by the occurrence of any one of a number of circumstances after a change in control of the Company.

      The Company has established a bonus plan for the benefit of executives and certain key employees. The bonus is calculated as a percentage of the base salary ranging from 14% to 50%. The bonus percentage varies according to the percentage increase in earnings before income taxes and other predetermined parameters. No accrual for bonuses was recorded at March 31, 2000.


NOTE J - COMMITMENTS

      The Company leases office and warehouse facilities in California and Tennessee under operating leases expiring through 2002. Certain leases contain escalation clauses for real estate taxes and operating expenses.

      At March 31, 2000, the future minimum rental payments under the above operating leases are as follows:

                          YEAR ENDING MARCH 31,
                      ---------------------------

                                  2001                  $1,688,000
                                  2002                   1,622,000
                                                       --------------

                                                        $3,310,000
                                                       ==============

NOTE K - MAJOR CUSTOMERS

      The Company's three largest customers accounted for the following percentage of accounts receivable at March 31, 2000:

                      CUSTOMER                    PERCENTAGE
                      --------                    ----------
                          A                            36%
                          B                            24
                          C                            16
                                                ---------------

                                                       76%
                                                ===============


NOTE L - INCOME TAXES

      Deferred income taxes consist of the following at March 31, 2000:

         Assets
            Net operating loss carryforwards                         $ 3,513,000
            Inventory                                                 14,106,000
            Allowance for bad debts                                      634,000
            Inventory capitalization                                     195,000
            Vacation pay                                                 180,000
            Accrued professional fees                                    241,000
            Other                                                         28,000
                                                                    -------------
                                                                      18,897,000
         Liabilities
            State taxes                                               (1,085,000)
            Accelerated depreciation                                  (1,033,000)
               Net deferred tax asset                                 16,779,000
         Less - valuation allowance                                  (13,529,000)
                                                                    -------------
                                                                     $ 3,250,000
                                                                    =============




The Company has federal and state net operating loss carryforwards of approximately $13,918,000 and $10,880,000, respectively, which expire in varying amounts through 2020.

NOTE M - STOCKHOLDERS' EQUITY

     SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     In a Rights Agreement dated February 24, 1998, between the Company and Continental Stock Transfer & Trust, the Company authorized 20,000 shares of Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock has preferential voting, dividend and liquidation rights over the Common Stock.

     On February 24, 1998, the Company declared a dividend distribution to the holders of record at the close of business on March 12, 1998 of one Right on each share of Common Stock.

     Each Right, when exercisable, entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock at a price of $65 per one one-thousandth of a share (subject to adjustment).

     The Rights will not be exercisable or transferable apart from the Common Stock until an Acquiring Person, as defined in the Rights Agreement, without the prior consent of the Company's Board of Directors, acquires 20% or more of the outstanding shares of the Common Stock or announces a tender offer that would result in 20% ownership. The Company is entitled to redeem the Rights, at $.001 per Right, any time until ten days after a 20% position has been acquired. Under certain circumstances, including the acquisition of 20% of the Common Stock, each Right now owned by a potential Acquiring Person will entitle its holder to received, upon exercise, shares of Common Stock having a value equal to twice the exercise price of the Right.

     Holders of a Right will be entitled to buy stock of an Acquiring Person at a similar discount if, after the acquisition of 20% or more of the Company's outstanding shares of Common Stock, the Company is involved in a merger or other business combination transaction with another person in which it is not the surviving company, its common shares are changed or converted, or the Company sells 50% or more of its assets or earning power to another person. The Rights expire on March 12, 2008 unless earlier redeemed by the Company.

     STOCK OPTIONS

     In January 1994, the Company adopted the 1994 Stock Option Plan (the "1994 Plan"), under which it was authorized to issue non-qualified stock options and incentive stock options to key employees, directors and consultants to purchase up to an aggregate of 720,000 shares of the Company's common stock. The term and vesting period of options granted is determined by a committee of the Board of Directors with a term not to exceed ten years.

     In June 1998, the Plan was amended to increase the authorized number of shares issued to 960,000. As of March 31, 2000, there were 662,250 options outstanding under this plan and 73,250 options were available for grant.

     In August 1995, the Company adopted the Nonemployee Director Stock Option Plan (the "Directors Plan") which provides for the granting of options to directors to purchase a total of 15,000 shares of the Company's common stock. Options to purchase 7,500 shares have been granted under the Directors Plan as of March 31, 2000.

     In September 1997, the Company adopted the 1996 Stock Option Plan (the "1996 Plan"), under which it is authorized to issue non-qualified stock options and incentive stock options to key employees, consultants and directors to purchase a total of 30,000 shares of the company's common stock. The term and vesting period of options granted is determined by a committee of the Board of Directors with a term not to exceed ten years. Options to purchase 15,000 shares have been granted under the 1996 Plan as of March 31, 2000.

     The following table summaries information about the options outstanding at March 31, 2000:

                                        Options Outstanding                      Options Exercisable
                           ----------------------------------------------    ----------------------------

                                                  Weighted Average                             Weighted
                                            -----------------------------                      Average
         Range of                            Exercise        Remaining                         Exercise
      Exercise Prices         Shares          Price        Life in years        Shares          Price
     ------------------    -------------    -----------    --------------    -------------    -----------

     $ 2.50 to $ 2.88         175,000         $  2.61           6 years         112,500         $  2.67
     $ 6.00 to $ 9.00          67,600         $  7.89           4 years          67,600         $  7.89
     $10.63 to $15.63         371,400         $ 11.75           6 years         336,234         $ 11.76
     $17.32 to $19.13          70,750         $ 18.28           8 years          70,750         $ 18.28
                           -------------                                     -------------

                              684,750                                           587,084
                           =============                                     =============

NOTE N - LITIGATION

     The Company is a defendant in a class action lawsuit pending in the United States District Court, Central District of California, Western Division. The complaint alleges that the Company misstated its earnings in violation of securities laws over a three-year period and seeks damages on behalf of all persons who purchased the Company's common stock from August 1, 1996 to July 30, 1999. The Company's answer to the complaint has not yet been served. The outcome of this lawsuit cannot presently be determined.

     The Company's insurance carrier has filed a claim against the Company and certain officers concerning the coverage under its Directors and Officers (D&O) liability policy. The claim purports to invalidate coverage for claims made against the Company's officers in the securities fraud matter described above. On or about July 17, 2000 the parties entered into a stipulation and order to stay the action for four months to allow the Company time to resolve the securities action. The Company's deadline for responding to the claim is November 17, 2000. Based on the opinion of legal counsel, management believes that the Company and the officers are covered under the Company's D&O policy. The outcome of this matter can not presently be determined.

     The Company is subject to an investigation by the Securities and Exchange Commission (SEC) relating to the same issues involved in the above-mentioned lawsuit. Management is cooperating with these investigations. The outcome of these investigations cannot presently be determined.

     The Company is subject to various other lawsuits and claims in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on its financial position or future results of operations.